Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in current and future effective Registration Statements on Form S-3 and Form S-8 of our reports dated January 29, 2014, and January 31, 2014, included in VAALCO Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and to the reference to us under the caption "Experts" appearing in any such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

March 13, 2014